First Quarter 2021 | Earnings Conference Call April 29, 2021 NYSE: CUBI “High Tech Forward-Thinking Bank Supported by High Touch” Customers Bancorp, Inc.

2 In addition to historical information, this presentation may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; the actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of changes in accounting standards or policies, including Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (CECL). Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2020, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law. This does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Forward-Looking Statements

3 Environmental, social and governance (ESG) considerations are integrated across our business units and incorporated into the policies and principles that govern how our company operates. We continuously seek to address some of the practical challenges in balancing short- and long-term business trade-offs in order to ensure that our stakeholders and shareholders prosper together. Customers Bank’s approach to ESG management includes promoting sound corporate governance, risk management and controls, investing in our Team Members and cultivating a diverse and inclusive work environment, strengthening the communities in which our Team Members live and work, and operating our business in a way that demonstrates Customers’ dedication to environmental sustainability. Environmental, Social & Governance Report Our Communities Use of investment and philanthropic capital to expand access to economic opportunity in the communities where we do business has been core to Customers since its founding more than 10 years ago. Our Team Members Customers Bank is committed to developing high performing Team Members and fostering a richly diverse and inclusive workplace culture. Our Environment Customers Bank provides financing solutions that generate positive environmental and social impacts and actively manages the environmental impacts of the company’s branches and office locations. Our Risk Culture Customers Bank’s tone at the top and risk culture underpins our ability to function with integrity and accountability and to systematically and independently review risks and opportunities while building sustainable value for the company. Our Corporate Governance & Ethics Supported by unwavering management commitment and an engaged Board, Customers Bank is continually focused on enhancing the structures, processes and controls in place that support and promote accountability, transparency and ethical behavior.

4 2020 ESG Milestones Just days after the death of George Floyd, the bank held a company-wide virtual “Family Meeting” to provide an outlet of support to our Team Members. Executive leaders addressed over 600 Team Members who were then invited to share their stories, feelings and concerns. In 2020, Customers Bank was one of the nation’s leading lenders in the Paycheck Protection Program (PPP) and is a leader again in 2021. From passage of the CARES act on March 27, 2020 through March 31, 2021, Customers Bank participated in over 230,000 loans with an aggregate value of more than $7.5 billion.* These loans helped save hundreds of thousands of jobs. Customers Bank joined the Federal Home Loan Bank of Pittsburgh in making 120 First Front Door home loans worth more than $12 million, providing affordable housing to families across the market. In total, Customers Bank invested more than $2.6 million in 2020 through CRA investments, charitable donations, and community sponsorships. Customers Bank was the winner of the highly coveted 2020 Best Example of Making an Impact on Business Award presented by Everbridge, an organization focused on lifesaving efforts through its global Critical Event Management (CEM) platform. The bank stood out for its commitment to life safety, operational resilience and business continuity due to its efforts to communicate with Team Members, clients and the community during the onset of the pandemic. Customers Bank contributed nearly $400,000 to help feed those most in need during the pandemic. In addition to combating food insecurity, Customers Bank contributed an additional $250,000 to other pandemic-related programs including supplying PPE for hospitals and educational opportunities for inner-city children. Customers has become an active lender for several land-based wind projects, providing $126 million in financing. * As of 3/31/2021

I. Overview

Customers Bancorp: Q1 Highlights & Franchise Overview

Customers Bancorp, Inc.

1Q21 Performance vs. 1Q20

$2.14[(1)] Core EPS vs. $0.16 in 1Q20	$70.3M[(1)] Core Net Income vs. $5.1M in 1Q20	31.03%[(1)] Core ROCE vs. 2.55% in 1Q20	1.61%[(1)] Core ROAA vs. 0.30% in 1Q20	1.90%[(1)] Adjusted PTPP ROAA vs. 1.55% in 1Q20
$13.6B[(1)(3)] +13.5% Core Assets	$11.0B[(1)(3)] +6.5% Total Loans and Leases	$12.5B +48.2% Total Deposits	0.26% -16 bps NPA Ratio	1.71% -32 bps Reserve Coverage



Private Banking Offices
HQ
Community Banking Offices
Warehouse Lending Offices
Commercial Finance Offices

NYSE: CUBI

Headquarters: West Reading, PA

Management Team with 30 years average experience

Financial Offices: 20

FTE Employees: 577

Mkt. Cap: $1.0 billion (CUBI) vs. ~$2.3 billion for average $14 billion asset banks (at 4/23/21)

Bank Total Capital Ratio: 13.2%[(2)]

Lines of Business

Business Banking
- Industry Solutions
- Cash Management
- Business Checking
- SMB Lending
- SBA Lending
- Comm'l & Industrial
- Comm'l Real Estate
- Multifamily Lending
- Warehouse Lending
- Lender Finance
- Funds Finance
- Specialty Lending

Personal Banking
- Checking
- Savings & Money Market
- Loans
- Student Loans
- CDs
- Mortgages
- Personal Loans
- Credit Cards

Source: S&P Global Market Intelligence and Company Documents
Note: Data as of 3/31/2021, unless otherwise noted.
(1) Non-GAAP Measure, refer to Appendix for reconciliation.
(2) The Bank's Total Capital Ratio is estimated pending final Call Report.
(3) Excluding PPP.

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7 Customers Bancorp: A High Performing Technology and Relationship-Driven Commercial Bank Key Features: From Startup to ~$13.6 Billion in Total Assets (excl. PPP)(1) in ~11 Years • The Bank was effectively launched in 2010 by the current management team to clean up a $250 million-in-assets failing bank • Growth was paused for two years to build capital, take advantage of the Durbin exemption and position the Bank to divest BankMobile Technologies, Inc. (“BMT”). The BMT divestiture closed on January 4, 2021. Highly Experienced Management Team & Additions • The team averages 30+ years in banking and financial services and has significant financial technology expertise • Sam Sidhu appointed as new Customers Bank CEO effective July 1, 2021 • Continue to recruit new teams to the organization; 4 added 1Q21 Outstanding Credit and Risk Culture with Strong Core Deposit Growth • Asset quality has historically performed in line with or better than peers and is expected to continue to do so: • NPA ratio only 0.26% • Strong reserve coverage ratio of 1.71% • Core deposit growth has been strong. Noninterest bearing DDAs are 22% and CD’s are only 5% of total deposits. Very Focused with Stated Long-Term Goals • The Bank’s strategy is built on a single point of contact model, principally “Private Banking for Privately held Businesses,” a differentiating approach • We will continue to develop an industry leading in-house digital bank supported by a digital lending platform primarily supporting small businesses and consumers • We seek to continuously improve the quality of the balance sheet and franchise • Capital allocation and strong risk management are key components of our asset and earnings generation decision-making process • We are well positioned to execute on our goals, now seeking to earn at least ~$5.00 in core EPS(1) in 2021 and 2022 and ~$6.00 in core EPS (1) in 2026 (1) Non-GAAP Measure, refer to Appendix for reconciliation.

II. Business Highlights

Q1 2021 Highlights

Customers Bancorp, Inc.

Earnings

- Diluted EPS of $1.01 in 1Q21 versus ($0.02) in 1Q20
- Core EPS(2) of $2.14 in 1Q21 versus $0.16 in 1Q20
- GAAP Net income of $33.2M and Core Net Income of $70.3M in 1Q21
- 1Q21 ROAA of 0.80%; Core ROAA of 1.61%(2); adjusted PTPP ROAA of 1.90%(2)
- ROCE of 14.66%; Core ROCE of 31.03%(2) ; adjusted PTPP ROCE of 36.80%(2)

PPP Revenue

- $104 million of pre-tax revenue recognized to date
- Expect to earn ~$300 million of additional pre-tax net revenue after all internal and external related costs

Asset Quality

- The NPAs ratio was 0.26% and coverage ratio excluding PPP was 1.7%(2).
- Provision benefit of $2.9M in 1Q21 compared to a provision benefit of $2.9M in the prior quarter
- Total P&I deferrals were only 0.85% of total loans and leases, excluding PPP balances(2)

Loan Portfolio

- Total loans and leases increased $5.8B or 56.6% over 1Q20
- Total loans and leases, excluding PPP balances(2), increased $0.7B or 6.5% over 1Q20

Deposits

- Demand deposits up 96% over 1Q20
- Total cost of deposits down 98 bps YOY to 0.53%

Profitability

- NIM of 3.0%(2) in 1Q21, consistent with 1Q20
- Core efficiency ratio of 41%(2) in 1Q21 versus 53% in 1Q20

Capital Ratios(1)

- CET 1: 11.9%
- Tier 1 Risk Based Capital: 11.9%
- Total Risk Based Capital: 13.2%
- Tier 1 Leverage: 9.4%
- CUBI TCE: 5.1%(2)
- CUBI TCE (excl. PPP): 7.1%(2)

CUBI Tangible Book Value

- Tangible Book Value(2) at $30.01 up 29% over 1Q20
- Tangible Equity of $1.2 billion(2)
  - $967 million Common Equity
  - $217 million Preferred Equity

Trading Multiple

- Price-to-Tangible Book Value Ratio of 107% at 4/23/21(2)

(1) The Bank's Regulatory Capital Ratios are estimated pending final Call Report.
(2) Non-GAAP Measure, refer to Appendix for reconciliation.

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10 Loan Growth & Loan Mix (1) Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation. (2) CAGR calculated based on 4.25 years. Highly Diversified Portfolio with Loan Growth (excl. PPP) YoY of 6.5% • Robust mortgage warehouse balance growth of $890 million or 35% over Q1 2020 driven by strong refinance and home purchase demand • Strong core C&I growth of $147 million or 7.3% over Q1 2020 • Targeting total consumer loans of 15-20% of loan portfolio Loan Growth 1Q 2021 Loan Mix(1) 5% 20% 1% 11% 3% 1% 13% 31% 15% CRE Owner Occupied Commercial & Industrial Construction Investment CRE Residential Mortgage Manufactured Housing Consumer Installment Mortgage Warehouse Multi-Family $ in Billions $8.3 $8.7 $8.5 $10.1 $11.3 $11.0 $4.6 $5.2 2016 2017 2018 2019 2020 1Q '21 Gross Loans (excl. PPP) PPP Loans (1) CAGR = 7%(1)(2)

11 Deposit Growth and Deposit Mix Significant Funding Mix Improvement Achieved Due to PPP Participation and Core Trends • Total deposit growth of $4.1B (48%) YoY, which included $2.9B (96%) increase in demand deposits • The non-time deposits-to-total deposits ratio climbed to 95% at 3/31/2021 from 83% at 3/31/2020 • Cost of deposits dropped to 0.53% for 1Q21 from 1.51% in the year-ago quarter Deposit Growth 1Q 2021 Deposit Mix 21.5% 25.9%35.3% 11.9% 5.3% Noninterest Bearing DDAs Interest Bearing DDAs Money Market Accounts Savings Accounts Certificates of Deposit $ in Billions $7.3 $6.8 $7.1 $8.6 $11.3 $12.5 2016 2017 2018 2019 2020 1Q '21 Total Deposits CAGR = 13%(1) (1) CAGR calculated based on 4.25 years.

Margin Trend

Customers Bancorp, Inc.

Net Interest Margin Growth (Excl. PPP)[(1)]



2.47%
2.57%
2.59%
2.64%
2.83%
2.89%
2.99%
2.97%
2.86%
3.00%
3.00%
$64.0
$61.5
$59.3
$64.7
$75.7
$77.6
$81.3
$82.7
$87.5
$97.7
$98.0
3Q '18
4Q '18
1Q '19
2Q '19
3Q '19
4Q '19
1Q '20
2Q '20
3Q '20
4Q '20
1Q '21
Net Interest Income (Excl. PPP)
NIM TE (Excl. PPP)

Loan Yield (Excl. PPP)[(1)] & Deposit Cost



4.4%
4.4%
4.5%
4.6%
4.8%
4.7%
4.9%
4.3%
4.1%
4.1%
4.3%
Spread - 2.7%
Spread - 3.8%
1.7%
1.7%
1.7%
1.8%
1.8%
1.6%
1.5%
0.9%
0.7%
0.6%
0.5%
3Q '18
4Q '18
1Q '19
2Q '19
3Q '19
4Q '19
1Q '20
2Q '20
3Q '20
4Q '20
1Q '21
Loan Yield (Excl. PPP)
Total Deposit Cost(2)

Significant Improvement Achieved Due to Maintaining Loan Yields While Reducing Funding Costs

- Net interest income (excl. PPP) was $98.0M[(1)] and increased 21% over 1Q20
- Net interest margin (excl. PPP)[(1)] remained stable at 3.0%
  - Overall loan yields declined by only 59 basis points over 1Q20 due to efforts to improve the loan mix and maintain credit quality during the pandemic rate environment and increased 20 basis points over 4Q20
  - Total deposit cost declined by 98 basis points over 1Q20 as a result of on-going efforts to reduce deposit cost

(1) Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation
(2) Total Deposit Cost includes non-interest bearing deposits

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13 Continuing to Execute on Community Bank & Niche Business Strategies C&I Lending • Continue to focus on building franchise value by expanding our community banking strategy, lending to small-to-mid sized businesses and deposit gathering • Loans, excluding mortgage warehouse, expected to grow about 7% to 10% over the next year • Our commercial finance business is expected to grow 10% to 15% in 2021 Niche Businesses • Certain specialty lending and healthcare businesses offer significant growth opportunities in very low credit risk niches • We expect all niche business to grow 10%+ in 2021 Digital Lending • Consumer Installment: expect to originate majority of loans direct in 2021 while growing to ~15% - 20% of total assets • SBA Lending: seek to grow this low-risk line of business significantly in 2021, especially given increase in guarantee to 90% with recent legislation • Small Business Lending: launching end-to-end automated small business lending in 2021 initially targeted to PPP Customers Deposits • Continued efforts to reduce total deposit costs is expected to drive further net interest margin expansion in future quarters • Deposits expected to grow about 12% in 2021 • Will continue to see reduced reliance on brokered deposits Market Expansion and Other Strategies • Continuing to be very selective in CRE markets • Manage to about $1.5 billion exposure in multifamily • The balance of commercial loans to mortgage companies is expected to decline to $1.6 - $2.4 billion at December 31, 2021 • Evaluate contiguous and select regional markets for community banking expansion

III. Credit Risk Management

15 Credit Quality and Reserves Remain Above Average Recent Credit Quality Metrics Highlights: • Credit quality remains strong as evidenced by NPAs/Total Assets of only 0.26% at 3/31/21. • Bolstered by the adoption of CECL on January 1, 2020, the coverage ratio, excluding PPP loans(1), was 1.71% at 3/31/21, well above peers. • Due to the Bank’s history of focusing on lower credit risk businesses, we expect near-term credit outlook to remain stable. Note: The coverage of credit losses reserves for loans and leases held for investment, excludes PPP loans, mortgage warehouse loans, and loans held for sale. (1) Non-GAAP Measure, refer to Appendix for reconciliation. 0.00% 0.20% 0.40% 0.60% 0.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 CECL Adoption Impact Peer NPAs / Assets NPAs / Assets Reserves / Loans R e se rv e s / Lo a n s N P A s / A ss e ts

16 Allowance for Credit Losses for Loans and Leases (1) Utilized Moody’s March 2021 Baseline forecast with qualitative adjustments for 1Q21 provision. (2) Excludes Mortgage Warehouse loans reported at fair value, loans held for sale and PPP Loans. ($ in thousands) Amortized Cost Allowance for Credit Losses Lifetime Loss Rate Annualized Net Charge Off Ratio Loans and Leases Receivable: Commercial Multi-Family $1,679,682 $8,026 0.47% 0.27% Commercial & Industrial $2,174,736 $7,503 0.35% 0.07% Commercial Real Estate Owner Occupied $590,093 $5,935 1.01% 0.09% Commercial Real Estate Non-Owner Occupied $1,194,832 $11,621 0.97% 0.00% Construction $156,837 $4,103 2.62% -0.01% Total Commercial Loans and Leases Receivable $5,796,180 $37,188 0.64% 0.11% Consumer Consumer Installment $1,405,021 $83,540 5.95% 3.09% Reisdential Mortgage $275,417 $3,209 1.17% 0.06% Manufactured Housing $59,977 $4,799 8.00% 0.00% Total Consumer Loans Receivable $1,740,415 $91,548 5.26% 2.50% Total Loans and Leases HFI (2) $7,536,595 $128,736 1.71% 0.66% CECL Method (1) March 31, 2021

17 Loan & Lease Deferments (1) The 3/31/2021 figures are all actual deferrals with none pending. (2) "% of Portfolio" ratio excludes PPP loans. % of Principal % of Principal % of ($'s in millions) Deferments Portfolio (2) Deferred Portfolio (2) Deferred Portfolio (2) C&I and Investment CRE: Commercial & Industrial $45.9 2.1% $5.4 0.2% $5.4 0.2% SBA $13.4 13.4% $7.4 6.9% $7.3 7.6% Investment CRE & Multi-Family $251.2 9.0% $39.9 1.6% $13.7 0.6% Hotels $301.5 72.9% $125.9 31.0% $125.9 31.4% Equipment Finance: Motor Coach $18.1 48.5% $22.5 61.8% $22.7 63.1% Transportation $29.8 29.0% $1.0 0.0% $1.1 1.0% Franchise $1.8 5.1% $0.0 0.0% $0.0 0.0% Equipment Finance - Other $29.2 9.3% $0.0 0.0% $0.0 0.0% Mortgage Warehouse: Mortgage Warehouse $0.0 0.0% $0.0 0.0% $0.0 0.0% Consumer: Consumer Installment $22.6 1.8% $9.5 0.8% $6.7 0.5% Residential Mortgage $34.9 10.9% $6.0 1.9% $5.7 1.9% Manufactured Housing $2.1 3.1% $0.9 1.4% $0.6 1.0% Total Deferred $750.5 7.3% $218.5 1.9% $189.1 1.7% 7/24/20 12/31/20 3/31/2021 (1) Total Loan & Lease Deferments • P&I deferments were only .85% of total portfolio (excluding PPP) • Loans in COVID-19 At Risk Industries represent only 10% of total loans and deferrals in these industries totaled only 1.2% of total loans

18 Consumer Installment Loans Well Diversified Insignificant exposure to stressed professions $91K Avg Income740 Avg FICO Portfolio average DTI is 20.8% (1) FICO score at time of origination. Note: Data as of March 31, 2021. (1) 16.5% 24.9% 20.4% 10.9% 4.2% 0.8% 22.3% Debt to Income Ratio 0-9.99% 10 – 19.99% 20 – 29.99% 30 – 39.99% 40 – 49.99% > 50% Unknown 34.5% 50.3% 15.1% FICO Score 750+ 700-749 660-699 24.9% 42.5% 32.7% Borrower Income <$49,999 $50K -$99,999 >$100K 22.2% 10.3% 18.5% 26.2% 22.8% Geography West Southwest Midwest Southeast Northeast 96.3% 2.4% 0.4% 0.9% Profession Non COVID-19 Impacted Segments Non-Professional Retail & Restaurants Transportation, Travel and Entertainment 10.4% 75.4% 8.4% 5.8% Purpose Home Improvement Personal Loan Specialty Student Loan

19 Consumer Installment Loans Performance Remains Strong Note: Customers Bancorp’s impairment percentages are considered 1 day+ delinquent or in forbearance. Industry chart is from DV01 Insights COVID-19 Performance Report dated March 31, 2021. Continued Outperformance • At industry peak for consumer forbearance, CB overall remained less than half the industry average • Further, CB Direct was approximately 70% below industry average 0.00% 4.00% 8.00% 12.00% 16.00% 0 1 /3 1 /1 9 0 2 /2 8 /1 9 0 3 /3 1 /1 9 0 4 /3 0 /1 9 0 5 /3 1 /1 9 0 6 /3 0 /1 9 0 7 /3 1 /1 9 0 8 /3 1 /1 9 0 9 /3 0 /1 9 1 0 /3 1 /1 9 1 1 /3 0 /1 9 1 2 /3 1 /1 9 0 1 /3 1 /2 0 0 2 /2 9 /2 0 0 3 /3 1 /2 0 0 4 /3 0 /2 0 0 5 /3 1 /2 0 0 6 /3 0 /2 0 0 7 /3 1 /2 0 0 8 /3 1 /2 0 0 9 /3 0 /2 0 1 0 /3 1 /2 0 1 1 /3 0 /2 0 1 2 /3 1 /2 0 0 1 /3 1 /2 1 0 2 /2 8 /2 1 0 3 /3 1 /2 1 CUBI Industry

IV. Technology Driven Business Model

21 Customers Bancorp: High Tech High Touch Bank Branch Light Strategy Supported by Private Banking Teams • Customers Bank is among the least branch-reliant banks in the U.S. Private Banking Teams work out of Private Banking Offices. • The Bank maintains 12 branches, yielding an average of $1.0 billion in deposits per branch at March 31, 2021 • Customers Bank ranked among the top 10 best digital banks of 2021 according to Bankrate.com Superior Digital Capabilities • Among top tech focused PPP lenders in the United States generating over $400 million in revenues over the life of the loans • We offer a fully automated commercial deposit onboarding platform • We utilize top-tier technology platforms including Salesforce, Docusign, ServiceNow, and Snowflake to digitize processes from the front office to the back office Digital Lending and Deposits • Digitally originate consumer installment loans directly as well as through Marketplace Lenders (MPLs) originating on our behalf, subject to our credit box • Implementing a gain on sale strategy in 2021 beginning with pilot in Q2 2021 • Consumer installment loans, mostly sourced digitally, totaled $1.4 billion at March 31, 2021 • 2021 roadmap includes launching small business and SBA lending digital programs • Digitally generated deposits totaled $1.5 billion at March 31, 2021, up $315 million over March 31, 2020 • Created an online deposit product (CB Max Savings) in November 2020 targeted at High-Net-Worth clients; since then we have brought-in over $168 million in deposits across 1,147 accounts • We offer proprietary online deposit products including Ascent Money Market Savings, and Commercial Interest Checking targeted at small and medium sized businesses, High Net Worth, and Highly Liquid customers Embedded Finance / Banking-as-a-Service • Deposit offerings for Fintechs and non-banking organizations • Full partnership with selected market-place lenders

22 Selected Technology Partnerships Internal Embedded/Banking as a Service Digitization Driving Increased Efficiency To date, we have digitized and automated 140+ processes, saving over 62,000 in team member hours. Unique Embedded Technology Partnerships Our technology platform allows us to partner and engage with fintechs and non-banks in a manner not possible for most commercial banks. External Technology Drives Substantial Performance Our technology capability has contributed 12% of our deposit base ($1.5 billion). These are deposits which we would not otherwise have. IBS

23 Paycheck Protection Program $400M+ in Anticipated Pre-Tax Revenue Industry-Leading PPP Program • Customers Bank rose to the challenge of helping American small business preserve employment by initially quickly and effectively launching a nationwide SBA Paycheck Protection Program (“PPP”) lending program in just days • Completed more than 300,000 PPP loan applications totaling over $9.3 billion, as of April 25, 2021 (including those cancelled and/or duplicated by other lenders) • Continued focus on providing access to the smallest and most underserved businesses with an average loan sizes: • PPP 1/2: $49,735 • PPP 3: $20,953 • Expected to generate over $400 million of pre-tax revenue over the life of the loans • Rapid acceleration of digitization efforts and dramatic increase in customer base both provide foundation for scalable organic growth opportunities for existing business lines Exceptional PPP3 Performance • #2 bank in the country by number of loans; #5 lender overall by number of loans • In 2021 CUBI successfully increased its direct sourcing efforts • Over 10X growth in the number of direct loan originations driven by its immediate response to the surge in demand through the expansion of its technological platform to efficiently accommodate consumer demand • The shift to more direct origination results in higher borrower awareness and loyalty to the Customers Bank brand and the ability to further cross sell and generate additional revenue from these borrowers • We have been receiving SBA approval for an average of over 18,000 loans per week for the past four weeks • So far in PPP3, strong demand from first draw borrowers; over 55,000 are expected to be eligible for a second draw loan prior to May 31, 2021 PPP3 Performance(1) # Loans 200,000+ $ Volume $4.2B+ Origination Fee % 5.5%+ (1) As of 04/25/2021.

24 $831 $2,192 $463 $1,787 $460 $1,781 $453 $1,776 13,013 42,487 0 500 1,000 1,500 2,000 2,500 12/31/2020 3/31/2021 SBA Submitted SBA Reviewed SBA Forgiven Forgiven Payments Received Number of Applications PPP Forgiveness Update Strong Forgiveness Performance • Only $104 million of pre tax revenue has been recognized to date • As of 12/31/20 we had 13,013 forgiveness applications submitted to SBA totaling $831M, with a 99.4% forgiveness on principal repayment for transactions processed – Cumulative payment of $453M received from SBA for 7,978 loans • As of 3/31/21 we had 42,487 applications submitted to SBA for $2.2B, with a 99.7% forgiveness on principal repayment for transactions processed. – Cumulative payment of $1.8B received from SBA for 40,208 loans Note: Figures inclusive of EIDL which will be reimbursed per updated program guidelines. A top lender in nation with over $9.5B in PPP loans to ~300k customers (~2% of all PPP loans) PPP Portfolio Forgiveness Status ($ in millions) Lo a n A m o u n t (99.4%) (99.7%)

Blockchain Product Capabilities & Use Cases

Customers Bancorp, Inc.

Customers Bank expects to launch a real time (T-0) blockchain-based B2B payments platform in 2021. The platform will enable CB customers to transact intra-bank with instant settlement.

The platform goal is to acquire low-cost deposits and grow our relationships with existing customers benefiting from this capability.

Capabilities	Use Cases	Industry
24/7 instant (T-0) settlement B2B Payments	B2B supplier payments	Real estate & construction
Blockchain-based stablecoin pegged to $USD	Currency/securities exchanges <> institutional investors	Institutional currency & securities investments
Secure, Ethereum ledger transaction rails	Insurance reimbursements > hospital systems	Healthcare & Insurance
Easy-to-use wallet interface	Just in time stock mgmt, freight, rail & cargo	Capital goods, raw materials, and commodities

Customer Value

- Preserve working capital
- Easier account reconciliation and more accurate A/R view
- Avoid late payment fees & service interruptions
- Capital efficiency gain for institutional investors

Shareholder Value

- Network effective of customers bringing customers / deposits remaining on CB core
- Zero interest deposits, consistent with lost cost funding strategy
- Grows CB footprint in several rapidly growing industries
- New customer acquisition engine

25

V. Outlook

27 1Q 2021 Financial Highlights – Strong Earnings Momentum • Net income available to common shareholders of $33.2 million, or $1.01 per diluted share, includes net loss from discontinued operations of $38.0 million, or $(1.16) per diluted share. • Net income from continuing operations of $74.6 million, or $2.17 per diluted share, up 27% from 4Q 2020. • Core earnings of $70.3(1) million, or $2.14 per diluted share, up 25% from 4Q 2020 • Core ROAA of 1.61%(1) up from 1.26% for 4Q 2020 • Core ROCE of 31.03%(1) up from 25.06% for 4Q 2020 • Adjusted PTPP net income of $86.8(1) million up 11% from 4Q 2020 • Adjusted PTPP ROAA of 1.90%(1) up from 1.70% for 4Q 2020 • Net interest income of $132.7 million up 8% from 4Q 2020 • NIM of 3.0%(1) up 22 basis points from 4Q 2020; NIM excl. PPP stable at 3.0%(1) (1) Non-GAAP Measure, refer to Appendix for reconciliation

28 Sling Shot – Increase in Tangible Common Equity & Total Risk Based Capital Customers Bancorp: Actual & Projected Capital Metrics (1) 1Q21 Total Capital Ratio estimated pending Final Call Report. (2) Refers to tangible common equity-to-tangible assets excluding PPP loans. This is a non- GAAP measure; refer to the Appendix for reconciliation. Note: The “Actual & Projected Capital Metrics” chart includes our estimates of future performance. Please refer to the Forward-Looking Statements slide for more information. Highlights: • Our participation in the Paycheck Protection Program, as well as strong core earnings, will have a “sling shot” effect on tangible common equity(2). • Our participation in PPP3 has increased our guidance relative to the Company’s TCE/TA Ratio(2) excluding PPP loans to ~8.5% and Total Capital Ratio to ~14.0% by year-end 2021. • Pro forma for full expected PPP revenue, year-end 2021 TCE/TA Ratio(2) excluding PPP loans would be 10.1% • Customers Bancorp has an additional $217 million in preferred equity boosting its TE/TA ratio excluding PPP loans(2) by another ~160bps 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 13.0% 15.0% 17.0% 1Q '21 2Q '21 3Q '21 4Q '21 T C E / T A e x cl . P P P (2) T o ta l R is k B a se d C a p it a l(1) TRB TCE/TA excl. PPP Pro forma TCE/TA 10.1%(2) Pro forma TRB 15.9%(1)

29 Tangible Book Value Tangible Book Value Per Share(1) 28.9% 1 Year Growth TBV/Share(1) $30.01 Stock Price(2) $32.23 Value Proposition Trading at 107% of TBV Highlights: • Trading at TBV provides significant potential upside based on peer trading levels (1) Non-GAAP Measure, refer to Appendix for reconciliation. (2) As of April 23, 2021. $23.27 $24.62 $25.97 $27.92 $30.01 $36.33 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 4Q2021E TBV/Share ProForma TBV/Share with Total PPP Revenue (1) ~$40.00

Capital Base and EPS Expansion

Customers Bancorp, Inc.

PPP Revenue



- Acquired over 250,000 new customers through PPP with negative customer acquisition costs
- Cross selling products/services to convert PPP customers to Customers Bank customers
- Effectively acted as a non-dilutive capital raise
- Expected to provide additional pre-tax earnings of ~$300M (or 24% accretion to tangible book value).

Capital Allows for Further EPS Expansion

Common Stock Buyback & Preferred Equity Call

Both strategies are accretive to EPS

Common

- Every $25M of share buyback raises diluted EPS by ~$0.14

Preferred

- Redeeming Series C & D Preferred Stock of $82.5M would result in EPS accretion of ~$0.13 annually
- Redemption of all outstanding preferred shares as they become redeemable would result in EPS accretion of ~$0.38 annually

Balance Sheet Growth

- Capital increase provides strong runway to continue to continue to grow our niche business line, driving EPS growth
- Presents unique cross selling opportunity for multiple CUBI business lines to drive further earning asset growth
- Technology advancements provide foundation for scalable growth across the organization

30

31 Our updated financial guidance is as follows: • Loan growth, excluding PPP and mortgage warehouse balances, is expected to average in the mid-to-high single digits over the next several quarters. • The balance of commercial loans to mortgage companies is expected to decline to $1.6-$2.4 billion at December 31, 2021. • The Total Capital Ratio is expected to exceed 14.0% by year-end 2021. The TCE-to-TA ratio excluding PPP loans is expected to be ~8.5% by year-end 2021. • We project the NIM excluding PPP loans to expand into the 3.10%-3.30% range by 4Q21. • We project an effective tax rate from continuing operations for 2021 of 23.0%-24.0%. • We expect to earn at least ~$5.00 in core EPS in 2021 and 2022 and $6.00 in core EPS in 2026. 2021 NIM expansion is expected to be achieved by: • Remixing the loan portfolio away from commercial loans to mortgage companies toward other C&I categories and consumer loans • Bringing our cost of deposits down to less than 40 bps in 2Q21 • Restructuring of the asset and liability side of the balance sheet that was completed in 1Q21 Financial Guidance

2026 Core EPS Target

Customers Bancorp, Inc.

Path to Core EPS of $6.00 in 2026

Position at March 31, 2021

- $13.6 billion in core assets[(1)]
- 32.2 million diluted shares outstanding

Growth Assumptions

- Asset growth of 7.0%-10.0% per year on average in the 2021-2026 period
- Diluted shares outstanding growth of 1.0% per annum

Where we expect to end up at year-end 2026

- $18-$20 billion in assets with about $1.7 billion in common equity
- ~33.7 million diluted shares outstanding
- At a Return on Assets of 1.00%-1.10%:
- ~$200 million in core net income
- **~$6.00 in Core EPS annualized**

Note: The "Path to Core EPS of $6.00 by 2026" includes our estimates of future performance. Please refer to the Forward-Looking Statements slide for more information.

(1) Excludes PPP loan balances, a non-GAAP measure. Please refer to the Appendix for reconciliation.

32

VI. Appendix

34 Liquidity Liquidity Sources ($000's) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 YOY Change Cash and Cash Equivalents $237,390 $1,022,753 $325,594 $615,264 $512,241 $274,852 FHLB Available Borrowing Capacity $882,013 $1,078,520 $929,508 $684,936 $713,673 ($168,340) FRB Available Borrowing Capacity $9,931 $152,410 $215,000 $220,000 $180,000 $170,069 Investments (MV) US Gov't & Agency $0 $0 $40,008 $20,034 $20,053 $20,053 MBS &CMO $332,333 $290,137 $333,845 $361,850 $590,485 $258,152 Municipals $15,157 $18,389 $18,260 $18,291 $18,527 $3,371 Corporates $348,864 $356,232 $363,872 $396,744 $257,924 ($90,940) ABS $0 $0 $375,381 $409,512 $550,087 $550,087 Other AFS $16,303 $16,623 $2,466 $3,853 $4,827 ($11,476) Less: Pledged Securities ($20,375) ($16,924) ($20,053) ($18,849) ($17,589) $2,786 Net Unpledged Securities $692,282 $664,458 $1,113,778 $1,191,436 $1,424,314 $732,032 $1,821,616 $2,918,141 $2,583,881 $2,711,636 $2,830,229 $1,008,613

35 Detailed Financial Ratios

36 Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document. Reconciliation of Non-GAAP Measures - Unaudited

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Core Earnings - Customers Bancorp
($ in thousands, not including per share amounts)

	Q1 2021 USD	Q1 2021 Per Share	Q4 2020 USD	Q4 2020 Per Share	Q3 2020 USD	Q3 2020 Per Share	Q2 2020 USD	Q2 2020 Per Share	Q1 2020 USD	Q1 2020 Per Share
GAAP net income to common shareholders	$ 33,204	$ 1.01	$ 52,831	$ 1.65	$ 47,085	$ 1.48	$ 19,137	$ 0.61	$ (515)	$ (0.02)
Reconciling items (after tax):										
Net loss from discontinued operations	38,036	1.16	2,317	0.07	532	0.02	2,258	0.07	5,354	0.17
Merger and acquisition related expenses	320	0.01	508	0.02	530	0.02	-	-	-	-
Legal reserves	-	-	-	-	258	0.01	-	-	-	-
(Gains) losses on investment securities	(18,773)	(0.57)	(1,419)	(0.04)	(9,662)	(0.30)	(4,543)	(0.14)	(1,788)	(0.06)
(Gains) losses on hedge derivaive terminations	18,716	0.57	-	-	-	-	-	-	-	-
Derivative credit valuation adjustment	(1,195)	(0.04)	(448)	(0.01)	(304)	(0.01)	4,527	0.14	2,036	0.06
Risk participation agreement mark-to-market adjustment	-	-	-	-	-	-	(1,080)	(0.03)	-	-
Unrealized losses on loans held for sale	-	-	799	0.03	-	-	1,114	0.04	-	-
Core earnings	$ 70,308	$ 2.14	$ 54,588	$ 1.71	$ 38,439	$ 1.21	$ 21,413	$ 0.68	$ 5,087	$ 0.16

37

38 Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Adjusted Net Income and Adjusted ROAA -
Pre-Tax Pre-Provision - Customers Bancorp
($ in thousands)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP net income	$ 36,595	$ 56,245	$ 50,515	$ 22,718	$ 3,100
Reconciling items (after tax):					
Income tax expense	17,560	23,447	12,016	7,980	3,274
Provision (benefit) for credit losses on loans and leases	(2,919)	(2,913)	12,955	20,946	31,786
Provision (benefit) for credit losses on unfunded commitments	(1,286)	(968)	(527)	(356)	751
Net loss from discontinued operations	38,036	2,317	532	2,258	5,354
Merger and acquisition related expenses	418	709	658	-	-
Legal reserves	-	-	320	-	-
(Gains) losses on investment securities	(24,540)	(1,431)	(11,945)	(5,553)	(2,596)
(Gains) losses on hedge deriative terminations	24,467	-	-	-	-
Derivative credit valuation adjustment	(1,562)	(625)	(378)	5,895	2,556
Risk participation agreement mark-to-market adjustment	-	-	-	(1,407)	-
Unrealized losses on loans held for sale	-	1,115	-	1,450	-
Adjusted net income - pre-tax pre-provision	$ 86,769	$ 77,896	$ 64,146	$ 53,931	$ 44,225
Average total assets	$ 18,525,721	$ 18,250,719	$ 17,865,574	$ 14,675,584	$ 11,573,406
Adjusted ROAA - pre-tax pre-provision	1.90%	1.70%	1.43%	1.48%	1.54%

Adjusted ROCE -
Pre-Tax Pre-Provision - Customers Bancorp
($ in thousands except per share data)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP net income to common shareholders	$ 33,204	$ 52,831	$ 47,085	$ 19,137	$ (515)
Reconciling items:					
Income tax expense	17,560	23,447	12,016	7,980	3,274
Provision (benefit) for credit losses on loan and leases	(2,919)	(2,913)	12,955	20,946	31,786
Provision (benefit) for credit losses on unfunded commitments	(1,286)	(968)	(527)	(356)	751
Net loss from discontinued operations	38,036	2,317	532	2,258	5,354
Merger and acquisition related expenses	418	709	658	-	-
Legal reserves	-	-	320	-	-
(Gains) losses on investment securities	(24,540)	(1,431)	(11,945)	(5,553)	(2,596)
Loss on cash flow hedge derivative terminations	24,467	-	-	-	-
Derivative credit valuation adjustment	(1,562)	(625)	(378)	5,895	2,556
Risk participation agreement mark-to-market adjustment	-	-	-	(1,407)	-
Unrealized losses on loans held for sale	-	1,115	-	1,450	-
Pre-tax pre-provision adjusted net income available to common shareholders	$ 83,378	$ 74,482	$ 60,716	$ 50,350	$ 40,610
Average total common shareholders' equity	$ 918,795	$ 866,411	$ 812,577	$ 771,663	$ 807,884
Adjusted ROCE - pre-tax pre-provision	36.80%	34.20%	29.73%	26.24%	20.22%

39

Customers Bancorp, Inc.

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP
($ in thousands)

	Q4 2020	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Loans and leases receivable	$ 12,714,578	$ 12,136,733	$ 12,664,997	$ 12,032,874	$ 7,353,262
Loans receivable, PPP	(5,178,089)	(4,561,365)	(4,964,105)	(4,760,427)	-
Loans and leases held for investment, excluding PPP	$ 7,536,489	$ 7,575,368	$ 7,700,892	$ 7,272,447	$ 7,353,262
Allowance for credit losses on loans and leases	$ 128,736	$ 144,176	$ 155,561	$ 159,905	$ 149,283
Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.71%	1.90%	2.02%	2.20%	2.03%

Total loans and leases, excluding PPP
($ in thousands)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Total loans and leases	$ 16,168,306	$ 15,832,251	$ 16,605,279	$ 15,290,202	$ 10,321,431
PPP loans	(5,178,089)	(4,561,365)	(4,964,105)	(4,760,427)	-
Loans and leases, excluding PPP	$ 10,990,217	$ 11,270,886	$ 11,641,174	$ 10,529,775	$ 10,321,431

Core Assets
($ in thousands)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP - Total assets	$ 18,817,660	$ 18,439,248	$ 18,778,727	$ 17,903,118	$ 12,018,799
Reconciling items:					
Loans receivable, PPP	(5,178,089)	(4,561,365)	(4,964,105)	(4,760,427)	-
Goodwill and other intangibles	(3,911)	(14,298)	(14,437)	(14,575)	(14,870)
Core assets	$ 13,635,660	$ 13,863,585	$ 13,800,185	$ 13,128,116	$ 12,003,929

40

41 Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Tangible Book Value per Common Share - Customers Bancorp ($ in thousands, except per share data) Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 GAAP -Total shareholders' equity 1,188,721$ 1,117,086$ 1,051,491$ 1,007,847$ 964,636$ Reconciling items: Preferred stock (217,471) (217,471) (217,471) (217,471) (217,471) Goodwill and other intangibles (1) (3,911) (14,298) (14,437) (14,575) (14,870) Tangible common equity 967,339$ 885,317$ 819,583$ 775,801$ 732,295$ Common shares outstanding 32,238,762 31,705,088 31,555,124 31,510,287 31,470,026 Tangible book value per common share 30.01$ 27.92$ 25.97$ 24.62$ 23.27$ (1) Includes goodwill and other intangibles reported in assets of discontinued operations CUBI stock price as of 4.23.21 32.23$ Price-to-tangible book value 107% Tangible Equity ($ in thousands) Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 GAAP - Total shareholders' equity 1,188,721$ 1,117,086$ 1,051,491$ 1,007,847$ 964,636$ Reconciling items: Goodwill and other intangibles (3,911) (14,298) (14,437) (14,575) (14,870) Tangible equity 1,184,810$ 1,102,788$ 1,037,054$ 993,272$ 949,766$

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Tangible Common Equity to Tangible Assets - Customers Bancorp
($ in thousands)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP - Total shareholders' equity	$ 1,188,721	$ 1,117,086	$ 1,051,491	$ 1,007,847	$ 964,636
Reconciling items:					
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles [(1)]	(3,911)	(14,298)	(14,437)	(14,575)	(14,870)
Tangible common equity	$ 967,339	$ 885,317	$ 819,583	$ 775,801	$ 732,295
GAAP - Total assets	$ 18,817,660	$ 18,439,248	$ 18,778,727	$ 17,903,118	$ 12,018,799
Reconciling items:					
Goodwill and other intangibles	(3,911)	(14,298)	(14,437)	(14,575)	(14,870)
Tangible assets	$ 18,813,749	$ 18,424,950	$ 18,764,290	$ 17,888,543	$ 12,003,929
Tangible common equity to tangible assets	5.14%	4.80%	4.37%	4.34%	6.10%

(1) Includes goodwill and other intangibles reported in assets of discontinued operations

Tangible Common Equity to Tangible Assets, Excluding PPP - Customers Bancorp
($ in thousands)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP - Total shareholders' equity	$ 1,188,721	$ 1,117,086	$ 1,051,491	$ 1,007,847	$ 964,636
Reconciling items:					
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles [(1)]	(3,911)	(14,298)	(14,437)	(14,575)	(14,870)
Tangible common equity	$ 967,339	$ 885,317	$ 819,583	$ 775,801	$ 732,295
GAAP - Total assets	$ 18,817,660	$ 18,439,248	$ 18,778,727	$ 17,903,118	$ 12,018,799
Reconciling items:					
Goodwill and other intangibles	(3,911)	(14,298)	(14,437)	(14,575)	(14,870)
PPP loans	(5,178,089)	(4,561,365)	(4,964,105)	(4,760,427)	-
Tangible assets	$ 13,635,660	$ 13,863,585	$ 13,800,185	$ 13,128,116	$ 12,003,929
Tangible common equity to tangible assets	7.09%	6.39%	5.94%	5.91%	6.10%

(1) Includes goodwill and other intangibles reported in assets of discontinued operations

42

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Net Interest Margin, Tax Equivalent, Excluding PPP - Customers Bancorp
($ in thousands, except per share data)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
GAAP net interest income	$ 132,731	$ 122,946	$ 107,439	$ 91,982	$ 81,321
PPP net interest income	(34,842)	(25,257)	(20,018)	(9,308)	-
Tax-equivalent adjustment	292	219	225	225	205
Net interest income, tax equivalent, excluding PPP	$ 98,181	$ 97,908	$ 87,646	$ 82,899	$ 81,526
GAAP average total interest earning assets	$ 17,943,944	$ 17,601,999	$ 17,121,145	$ 13,980,021	$ 10,976,731
Average PPP loans	(4,623,213)	(4,782,606)	(4,909,197)	(2,754,920)	-
Adjusted average total interest earning assets	$ 13,320,731	$ 12,819,393	$ 12,211,948	$ 11,225,101	$ 10,976,731
Net interest margin, tax equivalent, excluding PPP	2.99%	3.04%	2.86%	2.97%	2.99%

Loan Yield, excluding PPP
($ in thousands, except per share data)

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Total interest on loans and lease	$ 152,117	$ 145,414	$ 132,107	$ 118,447	$ 116,080
Interest on PPP loans	(38,832)	(29,465)	(24,337)	(11,706)	-
Interest on loans and leases, excluding PPP	$ 113,285	$ 115,949	$ 107,770	$ 106,741	$ 116,080
Average loans and leases	$ 15,329,111	$ 15,987,095	$ 15,403,838	$ 12,791,633	$ 9,556,791
Average PPP loans	(4,623,213)	(4,782,606)	(4,909,197)	(2,754,920)	-
Adjusted average total interest earning assets	$ 10,705,898	$ 11,204,489	$ 10,494,641	$ 10,036,713	$ 9,556,791
Loan yield, excluding PPP	4.3%	4.1%	4.1%	4.3%	4.9%

43

44 Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Charge-offs, excluding PPP ($ in thousands, except per share data) Q1 2021 Net charge-offs 12,521$ Average loans and leases 15,329,111$ Average PPP loans (4,623,213) Average commercial loans to mortgage companies (3,122,098) Adjusted average total loans and leases 7,583,800$ Annualized net charge offs to average total loans and leases, excluding PPP 0.66% Deferments to Total loans and leases, excluding PPP ($ in thousands) Q1 2021 Total loans and leases 16,168,306$ PPP loans (5,178,089) Loans and leases, excluding PPP 10,990,217$ Total deferments 189,100$ Total deferments to total loans and leases, excluding PPP 1.7%

45 Contacts Leadership: Carla Leibold CFO of Customers Bancorp, Inc and Customers Bank Jay Sidhu Chairman & CEO of Customers Bancorp, Inc. and Executive Chairman of Customers Bank Richard Ehst President & COO of Customers Bancorp, Inc. and CEO of Customers Bank Sam Sidhu COO of Customers Bank & Head of Corporate Development of Customers Bancorp, Inc. Andrew Bowman EVP & Chief Credit Officer Analysts: B. Riley Financial Steve Moss D.A. Davidson Company Russell Gunther Hovde Group Will Curtiss Jefferies LLC Casey Haire Keefe, Bruyette & Woods Michael Perito Maxim Group Michael Diana Piper Sandler Companies Frank Schiraldi Wedbush Peter Winter